Exhibit 99.1

April 27, 2022

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2022 FIRST QUARTER RESULTS

•	Earnings per diluted share of $0.47 ($0.51 excluding certain items, non-GAAP) for the first quarter of 2022

•	Completed the systems integration with previously acquired Cortland Bancorp

•	157 consecutive quarters of profitability

•	Efficiency ratio, (excluding one-time items, non-GAAP), of 48.2% for the first quarter of 2022

•	Return on average assets, (excluding certain items, non-GAAP), was 1.65% for the first quarter of 2022

•	ROAE and ROATE, (excluding certain items, non-GAAP), 15.1% and 19.5%, respectively, for first quarter of 2022

CANFIELD, Ohio (April 27, 2022) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced financial results for the three months ended March 31, 2022.

Net income for the first quarter of 2022 was $15.8 million, or $0.47 per diluted share, compared to $14.6 million, or $0.51 per diluted share, for the first quarter of 2021. The results for the first quarter of 2022 included pretax items of $1.9 million for merger related costs, $8.4 million in other noninterest income for the net proceeds of a legal settlement, a $6.0 million charitable contribution to the Farmers Charitable Foundation, $2.1 million in legal expenses associated with the legal settlement, security losses of $11,000, and a loss of $112,000 on the sale of assets. The Company determined to use the legal settlement funds to make the large contribution to the charitable foundation so that the foundation can increase the scale of its commitments to the communities the Company serves. Excluding these items (non-GAAP), net income for the quarter ended March 31, 2022, would have been $17.2 million, or $0.51 per diluted share.

On March 23, 2022, Farmers entered into an agreement and plan of merger with Emclaire Financial Corp. (NASDAQ: EMCF), a Pennsylvania corporation (“Emclaire”), and the parent company of The Farmers National Bank of Emlenton (“Emlenton”). The transaction is subject to receipt of Emclaire shareholder approval and customary regulatory approvals and is expected to close in the second half of 2022. The transaction will mark the Company’s expansion into Pennsylvania including the attractive Pittsburgh market. Emclaire operates 19 branches in ten counties throughout western Pennsylvania. As of March 31, 2022, Emclaire had total assets of $1.1 billion, gross loans of $794.9 million, deposits of $936.0 million and equity of $86.7 million.

Kevin J. Helmick, President and CEO, commented, “We produced outstanding results again in the first quarter amidst an increasingly volatile economic landscape. Our loan pipelines are very strong as we enter the second quarter and, as always, we will continue to look for opportunities to effectively manage our balance sheet and expense levels while looking to expand our fee based businesses. Our recently announced acquisition of Emclaire Financial Corp. opens up growth opportunities in Pennsylvania, including the attractive Pittsburgh markets, and we look forward to welcoming Emclaire’s team into the Farmers family.” Helmick continued, “We also demonstrated our continued commitment to the communities in which we serve with a significant contribution to the Farmers Charitable Foundation which was established several years ago. We are extremely proud of the work that is done through the foundation.”

Balance Sheet

Total assets grew to $4.21 billion at March 31, 2022 compared to $4.14 billion at December 31, 2021. Gross loans (excluding loans held for sale) were $2.30 billion at March 31, 2022, compared to $2.33 billion at December 31, 2021. Gross loans declined $26.1 million for the quarter, but excluding the run off in PPP balances during the quarter the decline was $12.4 million. The loss of some commercial loan originators hurt results in the first quarter, but the pipelines are solid as the Company enters the second quarter and the Company expects to hit mid-single digit loan growth for fiscal year 2022. At March 31, 2022, the Company has $23.2 million of PPP loans before deferred fees still to be forgiven, and $672,000 in net deferred fees associated with these loans yet to be recognized into income.

Available for sale securities increased to $1.46 billion at March 31, 2022 from $1.43 billion at December 31, 2021. The Company continued to purchase securities in the first quarter of 2022 to invest excess cash and to take advantage of the increase in U.S. treasury rates. While providing more attractive rates for investment purposes, the rise in U.S. treasury rates during the quarter also resulted in a gross unrealized loss of $100.7 million at March 31, 2022, compared to a gross unrealized gain of $11.7 million at December 31, 2021. The volatility in the bond market is expected to continue in 2022, which may result in increased volatility in the fair value of the Company’s available for sale securities.

Total deposits at March 31, 2022, were $3.69 billion compared to $3.55 billion at December 31, 2021. The increase of $146.6 million since December 31, 2021 is due to seasonality in public fund balances and continued growth in business and consumer deposits. In addition, the Company added $40.0 million in brokered deposits during the quarter.

Total stockholders’ equity decreased to $393.9 million at March 31, 2022, compared to $472.4 million at December 31, 2021. The decrease in stockholders’ equity was primarily due to an $88.8 million decline in accumulated other comprehensive income and dividends paid to stockholders offset by net income for the quarter. As mentioned previously, the rapid increase in U.S. treasury rates had a negative effect on the value of the Company’s available for sale securities, and in turn, the dollar amount that flows through accumulated other comprehensive income. This also had a negative impact on the Company’s tangible book value per share (non-GAAP), which declined to $8.58 at March 31, 2022 from $10.91 at December 31, 2021.

Credit Quality

Non-performing loans to loans declined to 0.61% at March 31, 2022, compared to 0.69% at December 31, 2021 as the Company sold the note of one large non-performing loan and wrote off a large portion of another non-performing loan, which was specifically reserved. Early stage delinquencies, defined as 30-89 days delinquent, were $7.3 million, or 0.32% of total loans, at March 31, 2022, compared to $8.9 million, or 0.38% of total loans at December 31, 2021.

The allowance for credit losses for the first quarter of 2022 includes net charge-offs of $1.4 million and a recovery for credit losses of $930,000 offset by a provision for unfunded loans of $572,000. This compares to net charge-offs of $84,000 and a provision for credit losses of $425,000 for the same period in 2021. The net charge-offs were driven by the one loan mentioned above. As an overall percentage of loans, the allowance for credit losses declined to 1.17% at March 31, 2022, compared to 1.26% at December 31, 2021. Total net charge-offs as a percentage of average net loans was 25 basis points for the quarter ended March 31, 2022, compared to 2 basis points for the first quarter of 2021.

Net Interest Income

Net interest income was $31.2 million for the first quarter of 2022 compared to $25.3 million for the first quarter of 2021. The increase was due to growth in average interest earning assets, including the acquisition of Cortland Bancorp (“Cortland”), offset by a decline in net interest margin of 27 basis points. The net interest margin was 3.27% for the first quarter of 2022 compared to 3.33% for the fourth quarter of 2021 and 3.54% for the first quarter of 2021. The decline in net interest margin in the first quarter of 2022 compared to the first quarter of 2021 was driven by the acquisition of Cortland, lower PPP income in 2022 compared to 2021 and a greater percentage of earning assets invested in securities rather than loans. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the first quarter of 2022 was 3.12% compared to 3.21% for the fourth quarter of 2021 and 3.35% for the first quarter of 2021.

Noninterest Income

Noninterest income increased to $17.7 million for the first quarter of 2022 compared to $10.1 million for the quarter ended March 31, 2021. The first quarter of 2022 increased over the same period in 2021 primarily due to $8.4 million in income related to the proceeds of a one-time legal settlement and increases in other noninterest income categories offset by a decline in security gains of $499,000 and a decline in net gains on the sale of loans of $1.8 million. The net gain on sale of loans has declined because of lower origination volumes due to increasing rates along with tighter gain on sale margins. Other categories of noninterest income that increased year over year include service charges on deposit accounts - $337,000 increase, bank owned life insurance - $125,000 increase, trust fees - $283,000 increase, investment commissions - $190,000 increase and debit card and EFT fees - $245,000 increase.

Noninterest Expense

Total noninterest expense for the quarter ended March 31, 2022 was $30.5 million compared to $17.3 million in the first quarter of 2021. The increase in expense year over year was due to the Company making a charitable contribution of $6.0 million to the Farmers Charitable Foundation, $2.1 million in legal expense associated with the legal settlement and $1.9 million in merger expense incurred in the first quarter of 2022. The increase in the other categories of noninterest expense was due to the Cortland acquisition which closed on November 1, 2021. The system conversion for Cortland also didn’t take place until late February so the Company did not have a full quarter of cost savings in place for the first quarter of 2022.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $4.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 46 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at March 31, 2022 are $3.1 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities, net interest margin excluding acquisition marks and related accretion and PPP interest and fees, efficiency ratio less one-time expenses, and allowance for credit losses to gross loans, excluding PPP loans and acquired loans, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements include impacts from the COVID-19 pandemic, including further resurgence in the spread of COVID-19, on local, national and global economic conditions; higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; unexpected changes in interest rates or disruptions in the mortgage markets related to COVID-19 or other responses to the health crisis; impacts of the upcoming U.S. elections on the regulatory landscape, capital markets, and response to and management of the COVID-19 pandemic including further economic stimulus from the federal government; Farmers’ failure to integrate Emclaire and Emlenton with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed merger with Emclaire, the Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Emclaire and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF EMCLAIRE AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, EMCLAIRE, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER, AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4 (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://www.farmersbankgroup.com or may be obtained from the Company by written request to Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act.

The respective directors and executive officers of the Company and Emclaire and other persons may be deemed to be participants in the solicitation of proxies from Emclaire shareholders with respect to the proposed merger. Information regarding the directors of the Company is available in its proxy statement filed with the SEC on March 17, 2022 in connection with its 2022 Annual Meeting of Shareholders and information regarding the executive officers of the Company is available in its Form 10-K filed with the SEC on March 9, 2022. Information regarding the directors and executive officers of Emclaire is available in its Form 10-K filed with the SEC on March 16, 2022 and other documents filed by Emclaire with the SEC. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus to be included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Total interest and dividend income	$33,279	$31,685	$28,375	$28,609	$27,790
Total interest expense	2,037	1,986	1,841	2,119	2,523

Net interest income	31,242	29,699	26,534	26,490	25,267
(Credit) provision for credit losses	(358)	5,366	(948)	50	425
Noninterest income	17,698	9,538	9,015	9,508	10,132
Acquisition related costs	1,940	6,521	472	104	12
Other expense	28,516	21,140	16,656	16,966	17,305

Income before income taxes	18,842	6,210	19,369	18,878	17,657
Income taxes	2,998	508	3,358	3,303	3,101

Net income	$15,844	$5,702	$16,011	$15,575	$14,556

Average diluted shares outstanding	33,937	32,074	28,361	28,353	28,336
Basic earnings per share	0.47	0.18	0.57	0.55	0.52
Diluted earnings per share	0.47	0.18	0.56	0.55	0.51
Cash dividends per share	0.16	0.14	0.11	0.11	0.11
Performance Ratios
Net Interest Margin (Annualized)	3.27%	3.33%	3.47%	3.52%	3.54%
Efficiency Ratio (Tax equivalent basis)	61.36%	63.61%	46.04%	45.70%	47.76%
Return on Average Assets (Annualized)	1.52%	0.58%	1.92%	1.90%	1.87%
Return on Average Equity (Annualized)	13.89%	5.24%	16.93%	17.17%	16.81%
Dividends to Net Income	34.18%	82.99%	19.41%	19.95%	21.35%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.55%	0.60%	1.97%	1.93%	1.87%
Return on Average Tangible Equity	17.92%	6.57%	19.63%	19.81%	19.30%

Consolidated Statements of Financial Condition

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Assets
Cash and cash equivalents	$137,627	$112,790	$79,808	$149,357	$326,385
Securities available for sale	1,463,626	1,427,677	1,183,361	996,271	802,866
Other investments	34,019	30,459	19,041	20,573	21,317
Loans held for sale	1,904	4,545	2,628	1,922	3,993
Loans	2,304,971	2,331,082	1,894,216	1,959,865	2,037,404
Less allowance for credit losses	27,015	29,386	23,136	24,806	24,935

Net Loans	2,277,956	2,301,696	1,871,080	1,935,059	2,012,469

Other assets	290,723	265,582	161,129	156,876	157,494

Total Assets	$4,205,855	$4,142,749	$3,317,047	$3,260,058	$3,324,524

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$963,143	$916,237	$675,938	$663,640	$675,045
Interest-bearing	2,730,668	2,630,998	2,190,475	2,115,183	2,158,009

Total deposits	3,693,811	3,547,235	2,866,413	2,778,823	2,833,054
Borrowings	87,872	87,758	49,649	78,369	79,683
Other liabilities	30,286	35,324	23,461	35,958	64,432

Total liabilities	3,811,969	3,670,317	2,939,523	2,893,150	2,977,169
Stockholders’ Equity	393,886	472,432	377,524	366,908	347,355

Total Liabilities and Stockholders’ Equity	$4,205,855	$4,142,749	$3,317,047	$3,260,058	$3,324,524

Period-end shares outstanding	34,008	33,898	28,322	28,322	28,308
Book value per share	$11.58	$13.94	$13.33	$12.95	$12.27
Tangible book value per share (Non-GAAP)*	8.58	10.91	11.61	11.23	10.53

*	Tangible book value per share is calculated by dividing tangible common equity by period-end shares outstanding

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	13.51%	13.16%	14.58%	13.95%	13.49%
Total Risk Based Capital Ratio (a)	17.85%	17.60%	16.25%	15.54%	15.10%
Tier 1 Risk Based Capital Ratio (a)	14.16%	13.82%	15.18%	14.39%	13.93%
Tier 1 Leverage Ratio (a)	9.56%	10.12%	10.17%	9.70%	9.69%
Equity to Asset Ratio	9.37%	11.40%	11.38%	11.25%	10.45%
Tangible Common Equity Ratio (b)	7.11%	9.15%	10.06%	9.90%	9.10%
Net Loans to Assets	54.16%	55.56%	56.41%	59.36%	60.53%
Loans to Deposits	62.40%	65.72%	66.08%	70.53%	71.92%
Asset Quality
Non-performing loans	$14,046	$16,195	$14,744	$13,873	$11,640
Other Real Estate Owned	0	0	0	30	30
Non-performing assets	14,046	16,195	14,744	13,903	11,670
Loans 30 - 89 days delinquent	7,304	8,891	6,944	7,606	7,183
Charged-off loans	1,590	470	411	502	284
Recoveries	149	157	125	323	200
Net Charge-offs	1,441	313	286	179	84
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.25%	0.06%	0.06%	0.04%	0.02%
Allowance for Credit Losses to Total Loans	1.17%	1.26%	1.22%	1.27%	1.22%
Non-performing Loans to Total Loans	0.61%	0.69%	0.78%	0.71%	0.57%
Allowance to Non-performing Loans	192.33%	181.45%	156.92%	178.81%	214.22%
Non-performing Assets to Total Assets	0.33%	0.39%	0.44%	0.43%	0.35%

(a)	March 31, 2022 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below.

	End of Period Loan Balances
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Commercial real estate	$1,000,972	$1,011,891	$690,407	$704,809	$702,556
Commercial	298,903	313,836	302,356	351,261	406,064
Residential real estate	455,501	453,635	376,901	383,187	400,982
HELOC	128,221	127,433	106,750	107,153	107,501
Consumer	192,586	189,522	189,497	190,064	193,295
Agricultural loans	224,845	232,365	226,896	223,427	227,073

Total, excluding net deferred loan costs	$2,301,028	$2,328,682	$1,892,807	$1,959,901	$2,037,471

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Noninterest Income	2022	2021	2021	2021	2021
Service charges on deposit accounts	$1,145	$1,138	$924	$790	$808
Bank owned life insurance income, including death benefits	409	414	340	300	284
Trust fees	2,519	2,509	2,335	2,358	2,236
Insurance agency commissions	1,047	706	799	948	1,003
Security gains (losses), including fair value changes for equity securities	(11)	25	459	32	488
Retirement plan consulting fees	397	378	334	389	320
Investment commissions	694	611	638	523	504
Net gains on sale of loans	1,129	1,728	1,466	2,191	2,900
Other mortgage banking fee income (loss), net	60	2	32	(55)	(115)
Debit card and EFT fees	1,416	1,424	1,227	1,322	1,171
Other operating income	8,893	603	461	710	533

Total Noninterest Income	$17,698	$9,538	$9,015	$9,508	$10,132

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Noninterest Expense	2022	2021	2021	2021	2021
Salaries and employee benefits	$11,831	$10,230	$9,321	$9,866	$9,976
Occupancy and equipment	2,680	2,422	1,899	1,890	2,275
State and local taxes	678	620	552	551	554
Professional fees	1,041	1,296	1,009	830	1,056
Merger related costs	1,940	6,521	472	104	12
Advertising	392	776	466	357	260
FDIC insurance	267	152	140	120	170
Intangible amortization	420	414	316	316	316
Core processing charges	745	880	860	831	627
Other noninterest expenses	10,462	4,350	2,093	2,205	2,071

Total Noninterest Expense	$30,456	$27,661	$17,128	$17,070	$17,317

Average Balance Sheets and Related Yields and Rates

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021
	AVERAGE			AVERAGE
(Dollar Amounts in Thousands)	BALANCE	INTEREST (1)	YIELD/RATE (1)	BALANCE	INTEREST (1)	YIELD/RATE (1)
EARNING ASSETS
Loans (2)	$2,312,712	$25,646	4.44%	$2,054,925	$23,900	4.72%
Taxable securities	1,007,963	4,587	1.82	329,903	1,719	2.11
Tax-exempt securities (2)	461,793	3,726	3.23	282,044	2,613	3.76
Other investments	31,122	130	1.67	14,840	121	3.31
Federal funds sold and other	117,916	48	0.16	287,323	71	0.10

Total earning assets	3,931,506	34,137	3.47	2,969,035	28,424	3.88
Nonearning assets	247,112			186,660

Total assets	$4,178,618			$3,155,695

INTEREST-BEARING LIABILITIES
Time deposits	$378,675	$643	0.68%	$440,452	$1,255	1.16%
Brokered time deposits	15,555	15	0.39	32,000	46	0.58
Savings deposits	843,371	167	0.08	495,832	193	0.16
Demand deposits - interest bearing	1,412,291	418	0.12	1,083,597	732	0.27
Short term borrowings	2,222	1	0.18	2,808	4	0.58
Long term borrowings	87,798	793	3.61	76,007	293	1.56

Total interest-bearing liabilities	$2,739,912	2,037	0.30	$2,130,696	2,523	0.48

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	956,499			650,588
Other liabilities	26,001			23,221
Stockholders’ equity	456,206			351,190

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,178,618			$3,155,695

Net interest income and interest rate spread		$32,100	3.17%		$25,901	3.40%

Net interest margin			3.27%			3.54%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $84 thousand and $774 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $95 thousand and $539 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Total Assets	$4,205,855	$4,142,749	$3,317,047	$3,260,058	$3,324,524
Less Goodwill and other intangibles	102,187	102,606	48,670	48,985	49,301

Tangible Assets	$4,103,668	$4,040,143	$3,268,377	$3,211,073	$3,275,223

Average Assets	4,178,618	3,879,901	3,304,708	3,280,316	3,155,695
Less average Goodwill and other intangibles	102,462	84,580	48,879	49,193	49,509

Average Tangible Assets	$4,076,156	$3,795,321	$3,255,829	$3,231,123	$3,106,186

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Stockholders’ Equity	$393,886	$472,432	$377,524	$366,908	$347,355
Less Goodwill and other intangibles	102,187	102,606	48,670	48,985	49,301

Tangible Common Equity	$291,699	$369,826	$328,854	$317,923	$298,054

Average Stockholders’ Equity	456,206	431,709	375,208	363,753	351,190
Less average Goodwill and other intangibles	102,462	84,580	48,879	49,193	49,509

Average Tangible Common Equity	$353,744	$347,129	$326,329	$314,560	$301,681

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Net income	$15,844	$5,702	$16,011	$15,575	$14,556
Acquisition related costs - after tax	1,540	5,232	468	83	9
Acquisition related provision - after tax	0	3,846	0	0	0
Lawsuit settlement income - after tax	(6,616)	0	0	0	0
Lawsuit settlement contingent legal expense - after tax	1,639	0	0	0	0
Charitable donation - after tax	4,740	0	0	0	0
FHLB prepayment penalties - after tax	0	1,425	257	0	0
Net loss (gain) on asset/security sales - after tax	97	134	(362)	(26)	(344)
Gain on sale of credit card portfolio - after tax	0	(189)	0	0	0

Net income - Adjusted	$17,244	$16,150	$16,374	$15,632	$14,221

Diluted EPS excluding merger and one-time items	$0.51	$0.50	$0.58	$0.55	$0.50

Return on Average Assets excluding merger and one-time items (Annualized)	1.65%	1.65%	1.97%	1.91%	1.83%
Return on Average Equity excluding merger and one-time items (Annualized)	15.12%	14.84%	17.31%	17.24%	16.42%
Return on Average Tangible Equity excluding merger and one-time items (Annualized)	19.50%	18.46%	19.91%	19.93%	19.12%

Efficiency ratio excluding certain items

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Net interest income - taxable equivalent	$32,100	$30,486	$27,256	$27,192	$25,901
Noninterest income	17,698	9,538	9,015	9,508	10,132
Legal settlement income	(8,375)	0	0	0	0
Net loss (gain) on asset/security sales	123	170	(458)	(33)	(436)
Gain on sale of credit card portfolio	0	(239)	0	0	0

Net interest income and noninterest income adjusted	41,546	39,955	35,813	36,667	35,597
Noninterest expense less intangible amortization	30,036	27,247	16,813	16,755	17,002
Charitable donation	6,000	0	0	0	0
Contingent legal settlement expense	2,075	0	0	0	0
Acquisition related costs	1,940	6,521	472	104	12
FHLB prepayment penalties	0	1,804	325	0	0

Noninterest income adjusted	20,021	18,922	16,016	16,651	16,990

Efficiency ratio excluding one-time items	48.19%	47.36%	44.72%	45.41%	47.73%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Net interest income - taxable equivalent	$32,100	$30,486	$27,256	$27,192	$25,901
Acquisition marks	957	496	(35)	200	271
PPP interest and fees	686	979	1,402	2,097	2,144

Adjusted and annualized net interest income	121,828	115,098	102,712	99,854	95,249

Average earning assets	3,931,506	3,631,320	3,120,336	3,101,630	2,969,035

Less PPP average balances	30,003	47,939	76,990	131,856	125,168

Adjusted average earning assets	3,901,503	3,583,381	3,043,346	2,969,774	2,843,867

Net interest margin excluding marks and PPP interest and fees	3.12%	3.21%	3.37%	3.36%	3.35%